FAT BRANDS

FRESH. AUTHENTIC. TASTY.

Investor Presentation

December 14, 2020

HURRICANE GRILL & WINGS | FATBURGER | Buffalo's | ELEVATION BURGER | PONDEROSA STEAKHOUSE / BONANZA STEAKHOUSE | YALLA mediterranean | Johnny Rockets


FATBURGER
ELEVATION
Johnny ROCKETS

LEGAL DISCLAIMER

This presentation of FAT Brands Inc. ("we", "our" or the "Company") contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company, the Company's ability to utilize the net operating loss carryforwards of Fog Cutter Capital Group Inc., the Company's ability to leverage its expertise and infrastructure and successfully integrate and exploit the synergies of its acquisition of Johnny Rockets and other restaurant brands, the Company's ability to source and conduct future accretive acquisitions, the Company's ability to access the capital markets, and the effects on our business of the current novel coronavirus pandemic ("COVID-19"). Forward-looking statements generally use words such as "expect," "foresee," "anticipate," "believe," "project," "should," "estimate," "will," "plans," "forecast," and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies including, but not limited to, uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. We refer you to the documents that we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this presentation. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this presentation.

PLATFORM HIGHLIGHTS

9 Brands	**305 Franchisees**
37 Countries	**101 Multi-Unit Franchisees**
36 U.S. States	**700+ Restaurants[1]**
200+ Unit Development Pipeline	

FAT BRANDS — FRESH. AUTHENTIC. TASTY.


Existing FAT Brands locations

1. Includes 678 units open as of 9/27/20, units opened in Q4 2020, and units currently under construction.

JOHNNY ROCKETS ACQUISITION

On September 21, 2020, FAT Brands closed on the acquisition of the Johnny Rockets restaurant chain from an affiliate of Sun Capital Partners, Inc. for approximately $25m.

- Transformative transaction strengthens portfolio and diversifies footprint across venue types
- Strong synergy potential driven by integrated corporate functions, increased purchasing power and improvements in unit-level economics

FY 2019 Pro Forma Franchise Royalties


91% Increase
$14.9m
$13.6m
$28.5m
FAT Brands
Johnny Rockets
PF Consolidated

Pro Forma Summary (as of 09/27/20)

	FAT Brands	Johnny Rockets	FAT Brands (Fresh. Authentic. Tasty.)
2019 System-Wide Sales	$394m	$316m	$710m
# of Locations	380[1]	322	702
# of Franchisees	176	129	305

1. Includes 356 units open as of 9/27/20, units opened in Q4 2020, and units currently under construction.

FOG CUTTER CAPITAL GROUP INC. MERGER

On December 11, 2020, FAT Brands announced the merger with Fog Cutter Capital Group Inc. (FCCG) which eliminates the need for FCCG to hold >80% of FAT and positions FAT to make acquisitions using common

- Previously, FCCG was required to hold >80% of FAT for the NOL to be available to offest FAT taxable income
- FCCG will merge into a new subsidiary of FAT and FAT will survive as the parent company (no change to its listing)
- FCCG's shareholders will receive the same number of restricted shares of FAT currently held by FCCG

Makes FAT common stock now available for acquisitions	***Increases FAT public float to 46% on a fully-diluted basis***	***Intercompany debt eliminated on a consolidated basis***	***Makes $100m+ NOL Carryforward available for use by FAT***

FY 2019 HIGHLIGHTS

Royalties


23% Increase
$12.1m
$14.9m
FY 2018
FY 2019

Total Revenue


26% Increase
$17.8m
$22.5m
FY 2018
FY 2019

Adj. EBITDA[1]


54% Increase
$5.0m
$7.7m
FY 2018
FY 2019

Adj. EBITDA Margin[2]


775bps Increase
33.9%
41.7%
FY 2018
FY 2019

1. EBITDA, a non-GAAP measure, is defined as earnings before interest, taxes, depreciation and amortization. We use the term EBITDA, as opposed to income from operations, as it is widely used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles ("GAAP"), and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA (as defined above), excluding expenses related to acquisitions, refranchising restaurant costs and expenses, net of revenue, gains from refranchising of restaurants, and certain non-recurring or non-cash items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. A reconciliation of net income presented in accordance with GAAP to EBITDA and adjusted EBITDA is set forth in the Appendix.
2. Adjusted EBITDA Margin represents adjusted EBITDA as a percentage of total revenue excluding advertising fees.

FINANCING UPDATE

During Q3 2020, successfully raised $49m through the debt and equity capital markets to strengthen balance sheet and provide liquidity to execute on growth strategy

- Closed additional $40m tranche (M-2) of Series 2020 notes on 09/21/2020 to fund acquisition of Johnny Rockets
- Weighted average interest rate on Series 2020 notes of 8.75% p.a.
- Raised $9m in Series B Cumulative Preferred Stock (NASDAQ: FATBP) and Warrants (NASDAQ: FATBW) that began trading on 07/14/2020

Tranche	Interest Rate	$ Amount
A-2 Notes[1]	6.50%	$20m
B-2 Notes[1]	9.00%	$20m
M-2 Notes[1]	9.75%	$40m
Sellers Note	6.00%	$5m
Total Debt[2]		**$85m**
Series A Preferred	9.90% Cash / 4.00% PIK	$8m
Series B Preferred[3]	8.25%	$30m
Total Debt & Preferred Equity		**$123m**

1. Interest Rate is the stated interest rate and not the effective yield to maturity. As such, original issue discount, if any, is excluded.
2. Does not reflect the assets and liabilities of FCCG associated with the merger / business combination of FAT and FCCG.
3. Includes 521,298 shares of Series B Preferred at $25/sh issued in conjunction with FCCG merger / business combination.

APPENDIX


FATBURGER
Since 1952
FATBURGER

FAT BRANDS
FRESH. AUTHENTIC. TASTY.

CONSOLIDATED STATEMENTS OF OPERATIONS DATA

FAT Brands Inc. Consolidated Statements of Operations Data

	13 weeks ended September 27, 2020	13 weeks ended September 29, 2019	39 weeks ended September 27, 2020	39 weeks ended September 29, 2019
(in thousands)				
Revenues				
Royalties	$ 3,156	$ 3,937	$ 8,678	$ 11,064
Franchise fees	122	1,272	571	2,578
Store opening fees	-	109	-	398
Advertising fees	803	1,151	2,347	3,159
Management fees and other income	8	15	23	54
Total revenues	4,089	6,484	11,619	17,253
Costs and expenses				
General and administrative expenses	2,990	3,422	10,626	9,242
Impairment of assets	753	-	3,927	-
Advertising expenses	814	1,151	2,358	3,159
Refranchising loss (gain)	325	(902)	1,869	(851)
Total costs and expenses	4,882	3,671	18,780	11,550
(Loss) income from operations	(793)	2,813	(7,161)	5,703
Other income (expense), net				
Interest expense, net	(446)	(1,975)	(3,285)	(5,357)
Change in fair value - derivative liability	(374)	-	887	-
Loss on extinguishment of debt	(88)	-	(88)	-
Gain on contingent consideration payable adjustment	1,680	-	1,680	-
Other income (expense), net	(566)	(56)	(627)	(157)
Total other income (expense), net	206	(2,031)	(1,433)	(5,514)
(Loss) income before provision for income taxs (benefit)	(587)	782	(8,594)	189
Income tax (benefit) expense	(19)	(372)	(1,405)	253
Net (loss) income	$ (568)	$ 1,154	$ (7,189)	$ (64)
Basic and diluted (loss) income per share	$ (0.05)	$ 0.10	$ (0.60)	$ (0.01)

CONSOLIDATED BALANCE SHEET

Consolidated Balance Sheet for FAT Brands Inc. as of September 27, 2020

		As of September 27, 2020
(in thousands)		
Cash and restricted cash	$	14,268
Total assets	$	149,593
Total liabilities	$	137,111
Total stockholders' equity	$	12,482

CONSOLIDATED EBITDA AND ADJUSTED EBITDA RECONCILIATION

FAT Brands Inc. Consolidated EBITDA and Adjusted EBITDA Reconciliation

	13 weeks ended September 27, 2020		13 weeks ended September 29, 2019		39 weeks ended September 27, 2020		39 weeks ended September 29, 2019	
(in thousands)								
Net (loss) income	$	(568)	$	1,154	$	(7,189)	$	(64)
Interest expense, net		446		1,975		3,285		5,357
Income tax (benefit) expense		(19)		(372)		(1,405)		253
Depreciation and amortization		263		258		763		535
EBITDA	$	122	$	3,015	$	(4,546)	$	6,081
Share-based compensation		45		59		61		218
Non-cash lease expenses		91		29		174		153
Acquisition costs		503		50		633		247
Refranchising loss (gain)		325		(902)		1,869		(851)
Impairment loss		753		-		3,927		-
Chainge in fair value - derivative liability		374		-		(887)		-
Loss on extinguishment of debt		88		-		88		-
Gain on contingent consideration payable adjustment		(1,680)		-		(1,680)		-
Adjusted EBITDA	$	621	$	2,251	$	(361)	$	5,848

DEFINITIONS

"EBITDA," a non-GAAP measure, is defined as earnings before interest, taxes, depreciation and amortization. We use the term EBITDA, as opposed to income from operations, as it is widely used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles ("GAAP"), and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP.

"Adjusted EBITDA," a non-GAAP measure, is defined as EBITDA (as defined above), excluding expenses related to acquisitions, refranchising restaurant costs and expenses, net of revenue, gains from refranchising of restaurants, and certain non-recurring or non-cash items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. A reconciliation of net income presented in accordance with GAAP to EBITDA and adjusted EBITDA is set forth in the Appendix.

"Same-store sales" or "SSS" a non-GAAP measure, reflects sales for the comparable store base, which we define as the number of stores open and in the FAT Brands system for at least one full fiscal year. For stores that were temporarily closed, sales in the current and prior period are adjusted accordingly. Given our focused marketing efforts and public excitement surrounding each opening, new stores often experience an initial start-up period with considerably higher than average sales volumes, which subsequently decrease to stabilized levels after three to six months. Additionally, when we acquire a brand, it may take several months to integrate fully each location of said brand into the FAT Brands platform. Thus, we do not include stores in the comparable base until they have been open and in the FAT Brands system for at least one full fiscal year. For 2020, the comparable store base does not include Elevation Burger and Johnny Rockets stores as we did not own the brands for the full year of 2019.

"System-wide sales," a non-GAAP measure, reflects the percentage change in sales in any given fiscal period compared to the prior fiscal period for all stores in that brand only when the brand is owned by FAT Brands. Because of acquisitions, new store openings and store closures, the stores open throughout both fiscal periods being compared may be different from period to period.

CONTACT

INVESTOR RELATIONS:

ICR
ASHLEY DESIMONE
IR-FATBRANDS@ICRINC.COM
646-677-1827

MEDIA RELATIONS:

JCONNELLY
ERIN MANDZIK
EMANDZIK@JCONNELLY.COM
862-246-9911

FAT BRANDS
FRESH. AUTHENTIC. TASTY.